Exhibit 99.2

LKQ Corporation Appoints Salvatore A. Abbate as President and Chief Executive Officer

Proven distribution leader to sharpen execution, drive improved performance and create long-term shareholder value

ANTIOCH, Tenn. – October 23, 2026 – LKQ Corporation (Nasdaq: LKQ) today announced that its Board of Directors has appointed Salvatore A. “Sal” Abbate as President and Chief Executive Officer, effective December 15, 2026. He succeeds Justin Jude, who is departing the Company effective today. Until Mr. Abbate assumes the role of President and Chief Executive Officer, the Company has established an interim Office of the Chief Executive Officer to provide ongoing leadership continuity, consisting of John Mendel, Chairman of the Board, and Sue Gove, Chair of LKQ’s Audit Committee. The Office of the Chief Executive Officer will work closely with LKQ’s leadership teams and management in overseeing the Company’s operations during the interim period.

Mr. Abbate brings more than three decades of experience leading large, complex distribution and industrial businesses. As CEO of Veritiv Corporation, he led a significant transformation of the company, with its share price increasing more than 13-fold during his tenure, culminating in its $2.6 billion sale to Clayton, Dubilier & Rice in 2023. Before becoming CEO, he served as Veritiv’s Chief Operating Officer and Chief Commercial Officer. Earlier in his career, Mr. Abbate held senior leadership roles at Andersen Windows & Doors, Solutia, Inc., now part of Eastman Chemical Company, and Armstrong World Industries, with responsibilities spanning sales, marketing, distribution, logistics, manufacturing, strategy and process improvement.

Mr. Abbate’s experience aligns closely with LKQ’s strategic and operational priorities. He has led high-volume, multi-site distribution businesses where pricing, procurement and supply chain discipline are critical to performance, and has led portfolio transformation focused on margin improvement and cash generation. He also brings public-company and international experience. He currently serves on the board of ArcBest (Nasdaq: ARCB). He holds a bachelor’s degree in industrial engineering from the Georgia Institute of Technology and an MBA from Northwestern University’s Kellogg School of Management.

“After a thorough search, the Board concluded that Sal is the right leader for LKQ at this moment,” said John Mendel, Chairman of the Board. “He is a disciplined operator and people-centered leader, who has transformed a complex distribution business, improved margins and created significant value for shareholders. Sal brings the operating rigor, commercial instincts and sense of urgency we need to sharpen execution across our businesses and unlock the full potential of LKQ. On behalf of the Board, I also want to thank Justin for his years of service and contributions to LKQ.”

“LKQ is an exceptional company, with unmatched scale, leading market positions and a deep bench of talented people,” said Mr. Abbate. “There is meaningful opportunity to improve performance, and I intend to move quickly. That starts with listening to our customers and teams, fostering a culture where our people can succeed and thrive, driving disciplined execution across every region and holding ourselves accountable for results. I’m honored to lead LKQ and look forward to working with the Board and the team to build a stronger, more profitable company.”

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OE recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Investor Contact
Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

Media Contact
Whit Clay
Longacre Square Partners
lkq@longacresquare.com

Forward-Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified in our filings with the SEC. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available at the Investor Relations section on our website (www.lkqcorp.com) and on the SEC's website (www.sec.gov).
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